Exhibit 10.1

                       AGREEMENT AND PLAN OF MERGER

                                  BETWEEN

                         PRECISION STANDARD, INC.
                         (a Colorado corporation)

                                    AND

                        PEMCO AVIATION GROUP, INC.
                         (a Delaware corporation)


     This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of April 20, 2000 between Precision Standard, Inc. ("Precision Standard"), a Colorado corporation, and Pemco Aviation Group, Inc. ("Pemco"), a Delaware corporation.

                                 RECITALS

     WHEREAS, Precision Standard is a corporation duly organized and existing under the laws of the State of Colorado;

     WHEREAS, Pemco is a corporation duly organized and existing under the laws of the State of Delaware; and

     WHEREAS, the Board of Directors of each of Precision Standard and Pemco deem it desirable to merge Precision Standard with and into Pemco so that Pemco is the surviving corporation on the terms provided herein (the "Merger").

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                 ARTICLE I

                                  MERGER

     1.1 The Merger. Upon the Effective Date (as defined in Section 1.5) and subject to and upon the terms and conditions provided in this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL") and the Colorado Business Corporation Act (the "CBCA"), Precision Standard will merge with and into Pemco, the separate corporate existence of Precision Standard shall cease, and Pemco shall be the surviving corporation. Pemco is hereinafter sometimes referred to as the "Surviving Corporation." To the extent the merger constitutes a transaction for federal income tax purposes, the parties intend that the merger qualify as a reorganization described in Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

     1.2  Constituent Corporations.    The name of each of the constituent
corporations is as follows:

          (a) Precision Standard, Inc., a Colorado corporation, is the parent corporation of Pemco Aviation Group, Inc.; and

          (b) Pemco Aviation Group, Inc., a Delaware corporation, is a wholly-owned subsidiary of Precision Standard, Inc.

     1.3 Surviving Corporation. Pemco Aviation Group, Inc., a Delaware corporation, shall be the Surviving Corporation.

     1.4 Address of Principal Office of Surviving Corporation. The address of the principal office of the Surviving Corporation shall be 1943 North 50th Street, Birmingham, Alabama 35212.

     1.5 Closing; Effective Date. The Merger shall be effective (the "Effective Date"), in accordance with Section 7-111-104(5) of the CBCA, on the date upon which the last of the following shall have been completed:

          (a) This Agreement and the Merger shall have been adopted by the board of directors of Precision Standard and approved by a majority of the outstanding shares of Precision Common Stock (as defined in Section 2.1), in accordance with the requirements of the DGCL and the CBCA;

          (b) This Agreement and the Merger shall have been adopted and approved by the board of directors of Pemco, in accordance with the requirements of the DGCL; no vote of stockholders of Pemco is necessary to authorize this Agreement and the Merger because there are no currently existing stockholders of Pemco;

          (c) The effective date of the Merger as stated in the executed Articles of Merger filed with the Secretary of State of the State of Colorado; and

          (d) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the DGCL shall have been filed with the Secretary of State of the State of Delaware.

     1.6 Effect of the Merger. The effect of the Merger shall be as provided in this Agreement, the Certificate of Merger, and the applicable provisions of the DGCL and the CBCA. Without limiting the foregoing, on the Effective Date, all the property, rights, privileges, powers and franchises of Precision Standard shall vest in Pemco, as the Surviving Corporation, and all debts, liabilities and duties of Precision Standard shall become the debts, liabilities and duties of Pemco, as the Surviving Corporation.

     1.7  Certificate of Incorporation; Bylaws.

          (a) From and after the Effective Date, the Certificate of Incorporation of Pemco as in effect immediately prior to the Effective Date, shall be the Certificate of Incorporation of the Surviving
Corporation.

          (b) From and after the Effective Date, the Bylaws of Pemco as in effect immediately prior to the Effective Date, shall be the Bylaws of the Surviving Corporation.

     1.8 Directors and Officers of the Surviving Corporation. From and after the Effective Date, the directors or officers of Pemco serving as directors or officers of Pemco immediately prior to the Effective Date, shall be the directors and officers of the Surviving Corporation.

                                ARTICLE II

                           CONVERSION OF SHARES

     2.1  Conversion of Stock.    Upon the Effective Date, by virtue of
the Merger and without any action on the part of the holders of any outstanding shares of capital stock or other securities of Precision Standard, each share of common stock of Precision Standard, par value $0.0001 per share ("Precision Common Stock"), issued and outstanding immediately prior to the Effective Date shall be converted into one (1) fully paid and nonassessable share of Common Stock, par value $0.0001 per share, of the Surviving Corporation ("Pemco Common Stock"). Upon the Effective Date, each certificate (each, an "Old Certificate" and collectively the "Old Certificates") representing a share or shares of Precision Common Stock will represent the right to receive from Pemco a certificate (each a "New Certificate" and collectively the "New Certificates") representing an equivalent number of shares of Pemco Common Stock.

     2.2  Exchange of Certificates.

          (a) At the Effective Date, Pemco shall deposit with an exchange agent designated by it for such purpose ("Exchange Agent"), for the benefit of holders of Precision Common Stock, New Certificates representing the Pemco Common Stock to be issued pursuant to Section 2.1 in exchange for outstanding Precision Common Stock.

          (b) Promptly after the Effective Date, Pemco shall cause the Exchange Agent to provide to the holder of an Old Certificate instructions on the exchange of such Old Certificate for a New Certificate.

          (c) Until so surrendered, each Old Certificate shall be deemed for all purposes to represent the number of shares of Pemco Common Stock into which it is converted pursuant to Section 2.1, and the holder of such Old Certificate shall have and be entitled to exercise any voting and other rights with respect to, and to receive dividends and other distributions upon, the Pemco Common Stock into which such Old Certificate was converted pursuant to Section 2.1. If any New Certificate is to be issued in a name other than that on the Old Certificate, it shall be a condition to the issuance of the New Certificate that the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer establish to the satisfaction of Pemco that all transfer or other taxes payable by reason of the issuance of such New Certificate in a name other than that of the registered holder of the Old Certificate surrendered has been paid or is not payable.

     2.3  Precision Standard Employee Plans and Options.

           (a) Upon the Effective Date, Pemco shall assume and continue Precision Standard's 1989 Nonqualified Stock Option Plan, as amended. Each outstanding and unexercised option or other right to purchase or a security convertible into Precision Common Stock shall become an option or right to purchase or a security convertible into Pemco Common Stock on the basis of one share of Pemco Common Stock for each share of Precision Common Stock issuable pursuant to such option, stock purchase right or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Precision Standard option, stock purchase right or convertible security on the Effective Date. There are no options or stock purchase rights for or securities convertible into the preferred stock of Precision Standard, par value $0.01 per share.

          (b) A number of shares of Pemco Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights and convertible securities equal to the number of shares of Precision Common Stock so reserved immediately prior to the Effective Date.

                                ARTICLE III

                      REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of Precision Standard. Precision Standard hereby covenants and agrees that it:

          (a) Is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has all the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted;

          (b) Is duly qualified to do business as a foreign person, and is in good standing, in each jurisdiction where the character of its properties or the nature of its activities make such qualification necessary;

          (c) Is not in violation of any provisions of its articles of incorporation or bylaws; and

          (d) Has full corporate power and authority to execute and deliver this Agreement and, assuming the approval of the Merger by the stockholders of Precision Standard in accordance with the CBCA, consummate the Merger and the other transactions contemplated by this Agreement.

     3.2  Representations and Warranties of Pemco.   Pemco hereby
covenants and agrees that it:

          (a) Is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted;

          (b) Is duly qualified to do business as a foreign person, and is in good standing, in each jurisdiction where the character of its properties or the nature of its activities make such qualification necessary;

          (c) Is not in violation of any provisions of its certificate of incorporation or bylaws; and

          (d) Has full corporate power and authority to execute and deliver this Agreement and consummate the Merger and the other transactions contemplated by this Agreement.

                                ARTICLE IV

                                TERMINATION

     4.1  Termination.    At any time prior to the Effective Date, this
Agreement may be terminated and the Merger abandoned for any reason whatsoever by the Board of Directors of either Precision Standard or Pemco, or both of them, notwithstanding the approval of this Agreement and the Merger by a majority of the outstanding shares of Precision Standard entitled to vote.

                                 ARTICLE V

                            FURTHER ASSURANCES

     5.1  Further Assurances as to Precision Standard.    From time to
time, as and when required by Pemco or by its successors or assigns, there shall be executed and delivered on behalf of Precision Standard such deeds and other instruments, and there shall be taken or caused to be taken by Pemco such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Pemco the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Precision Standard and otherwise to carry out the purposes of this Agreement, and the officers and directors of Pemco are fully authorized in the name and on behalf of Precision Standard or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

                                ARTICLE VI

                               MISCELLANEOUS

     6.1  Amendment.    Subject to applicable law, at any time prior to
the Effective Date, this Agreement may be amended, modified or supplemented only by the written agreement of Precision Standard and Pemco.

     6.2  Assignment; Third Party Beneficiaries.    Neither this
Agreement, nor any right, interest or obligation hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to confer any rights or benefits upon any person other than the parties hereto.

     6.3  Registered Office.     The registered office of the Surviving
Corporation in the State of Delaware shall be 1013 Centre Road, City of Wilmington, County of New Castle, 19801, and Corporation Service Company shall be the registered agent of the Surviving Corporation at such address.

     6.4 Executed Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at Pemco Aviation Group, Inc., 1943 North 50th Street, Birmingham, Alabama 35212 and copies of this Agreement will be furnished to any stockholder of any of the parties hereto, upon request and without cost.

     6.5  Governing Law.   This Agreement shall in all respects be
interpreted by, and construed, interpreted and enforced in accordance with and pursuant to the laws of the State of Delaware and, so far as applicable, by the provisions of the CBCA.

     6.6  Counterparts.     This Agreement may be executed in one or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.7  Entire Agreement; Modification.    This Agreement and the
documents referred to herein are intended by the parties as a final expression of their agreement with respect to the subject matter hereof, and are intended as a complete and exclusive statement of the terms and conditions of that agreement, and there are not other agreements or understandings, written or oral, among the parties, relating to the subject matter hereof. This Agreement supercedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter hereof.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first stated above.


                                   PRECISION STANDARD, INC.
                                   (A Colorado corporation)


                                      By:     /s/    Ronald   A    Aramini
-------------------------
                                   Name:  Ronald A. Aramini
                                   Title:   President and Chief  Executive
                                   Officer



                                   PEMCO AVIATION GROUP, INC.
                                   (A Delaware corporation)


                                   By:  /s/ Ronald A. Aramini
                                   --------------------------
                                   Name:  Ronald A. Aramini
                                   Title:  President and Chief
                                   Executive Officer